EXHIBIT 10.15

SUMMARY OF NAMED EXECUTIVE OFFICERS’ COMPENSATION FOR FISCAL 2013

Base Salaries.    Following are the current annual base salaries for the executive officers employed the Company as of April 5, 2013, who will be included in the Company’s Proxy Statement to be filed with the Securities and Exchange Commission for the Company’s 2013 Annual Meeting of Shareholders (the “Named Executive Officers”):

Named Executive Officer	Title	Annual Base Salary
Gary H. Schoenfeld	President, Chief Executive Officer and Director	$1,050,000
Michael W. Kaplan	Senior Vice President and Chief Financial Officer	$437,746
Paula M. Lentini	Senior Vice President, Retail	$437,746
Christine Lee	Senior Vice President, Women’s Merchandising	$427,462
Craig E. Gosselin	Senior Vice President, General Counsel and Human Resources	$371,305

Annual Bonuses.    The Company provides each of the Named Executive Officers with an annual incentive bonus opportunity pursuant to a broad-based bonus plan which covers the other executives of the Company and the non-retail managers of the Company. Actual bonus amounts are determined by a combination of (i) the Company’s achievement of pre-set financial targets, and (ii) the individual’s achievement of personal and/or department goals. All bonuses are approved by the Compensation Committee of the Company’s Board of Directors. Mr. Schoenfeld’s target incentive bonus is 100% of his base salary with a maximum incentive bonus of 200% of his base salary. All other Named Executive Officers have a target incentive bonus of 50% of his or her base salary with a maximum incentive bonus of 100% of his or her base salary. The terms of the fiscal 2013 bonus plan are more particularly set forth in the Company’s Current Report on form 8-K which was filed with the SEC on March 26, 2013.

Additional Compensation.    The Named Executive Officers are also entitled to participate in various Company plans, including equity plans, and may be subject to other written agreements, in each case as set forth in exhibits to the Company’s filings with the Securities and Exchange Commission. In addition, the Named Executive Officers may be eligible to receive perquisites and other personal benefits as disclosed in the Company’s proxy statements filed with the Securities and Exchange Commission in connection with the Company’s annual meetings of shareholders.